                                SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, D.C. 20549

                                      ----------------------

                                             FORM 8-A

                         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                             PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                                  SECURITIES EXCHANGE ACT OF 1934

                                   SP ACQUISITION HOLDINGS, INC.
                      (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                          20-8523583
   (State of Incorporation or Organization)             (I.R.S. Employer Identification no.)

       590 MADISON AVENUE, 32ND FLOOR
                NEW YORK, NY                                           10022
   (Address of Principal Executive Offices)                          (Zip Code)

If this form relates to the registration of a        If this form relates to the registration of a
class of securities pursuant to Section 12(b) of     class of securities pursuant to Section 12(g)
the Exchange Act and is effective pursuant to        of the Exchange Act and is effective pursuant
General Instruction A.(c), check the following       to General Instruction A.(d), check the
box. |X|                                             following box. |_|

Securities Act registration statement file number to which this form relates:         333-142696
                                                                                      ----------
                                                                                   (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                            Name of Each Exchange on Which
              to be so Registered                            Each Class is to be Registered
-------------------------------------------------    ---------------------------------------------

Units, each consisting of one share of Common
Stock and one Warrant                                American Stock Exchange
Common Stock, par value of $0.001 per share          American Stock Exchange
Warrants, exercisable for Common Stock at an
exercise price of $7.50 per share                    American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                         (title of class)
                                         ----------------

                                                None

ITEM 1:     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The securities to be registered hereby are the units, common stock and warrants of SP
Acquisition Holdings, Inc. (the "Company"). The description of the units, common stock and warrants appearing under the caption, "Description of Securities," in the Prospectus included in
Amendment No. 4 to the Company's Registration Statement on Form S-1 (Registration No. 333-142696),
filed with the Securities and Exchange Commission on September 28, 2007, as amended from time to time (the "Registration Statement") is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

ITEM 2:     EXHIBITS

      The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.                                 Description
-----------                                 -----------

      3.1**         Certificate of Incorporation
      3.2*          Form of Bylaws
      3.3****       Form of Amended and Restated Certificate of Incorporation
      4.1***        Specimen Unit Certificate
      4.2***        Specimen Common Stock Certificate
      4.3***        Form of Warrant Agreement between the Registrant and
                    Continental Stock Transfer & Trust Company
      4.4*          Form of Warrant Certificate

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*    Incorporation by reference to the corresponding exhibit of the same number filed with the
     Company's Registration Statement on Form S-1 (Registration No. 333-142696)
**   Incorporation by reference to the corresponding exhibit of the same number filed with
     Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No.
     333-142696)
***  Incorporation by reference to the corresponding exhibit of the same number filed with
     Amendment No. 2 to the Company's Registration Statement on Form S-1 (Registration No.
     333-142696)
**** Incorporation by reference to the corresponding exhibit of the same number filed with
     Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No.
     333-142696)

                                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the
Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                   SP ACQUISITION HOLDINGS, INC.

                                                   By: /s/ Warren G. Lichtenstein
                                                       -------------------------------------------
                                                   Name:   Warren G. Lichtenstein
                                                   Title:  Chairman of the Board of Directors,
                                                           President and Chief Executive Officer
Date: September 28, 2007